UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 14, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Item 8.01. Other Events

Lock-up restrictions implemented in connection with the October 2004 initial public offering of common stock of CoTherix, Inc. lapsed as of April 14, 2005. As a result, approximately 2,653,135 shares became eligible for public resale beginning April 14, 2005.

Additional lock-up restrictions implemented in connection with CoTherix's February 2005 follow-on offering of common stock will lapse as of May 11, 2005. As a result, approximately 11,917,878 additional shares will become eligible for public resale beginning May 11, 2005, unless such lock-up restrictions are terminated earlier with the consent of the company's lead underwriters, CIBC World Markets Corp. and Piper Jaffray and Co.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2005

CoTherix, Inc.

By: /s/ CHRISTINE E. GRAY-SMITH

Christine E. Gray-Smith

Executive Vice President and Chief Financial Officer